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                                                                    EXHIBIT 10.8




                                  July 12, 2001


Cynthia Hunter
Galaxy Nutritional Foods, Inc.
Suite 136
2901 Titan Row
Orlando, FL 32809

Dear Ms. Hunter:

Galaxy Nutritional Foods, Inc. (the "Company") has requested that FINOVA Mezzanine Capital, Inc. ("FMC") waive certain defaults and modify certain covenant requirements contained in that certain Loan Agreement dated September 30, 1999, and as amended August 3, 2000, by and between the Company as Borrower and FMC as Lender (the "wan Agreement"). Unless otherwise defined, all capitalized terms herein shall have the meaning given by the Loan Agreement.

Based upon the representation and agreement of the Company to 1) amend and restate its existing promissory notes in the principal amounts of $4,000,000.00 and $815,000.00, respectively, to provide that interest on each note shall accrue at 3 rate of 13. 5% per annum and further provide that the maturity of the $4,000,00000 note shall be August 1, 2003; and 2) pay a waiver fee of $20,000.00 to FMC no later than December 31, 2001 (collectively the "Waiver Conditions"), FMC hereby agrees:

         1. FMC hereby waives the existing Events of Default under Sections 3.22 and 3.23 of the Loan Agreement related to Funded Debt to EBITDA Ratio Requirements (3.22) and Debt Service Coverage Ratio Requirements (3.23) for the quarters ended March 31, 2001 and June 30, 2001.

         2. FMC hereby consents that there shall not be deemed to exist an Event of Default under the Funded Debt 10 EBUDA Ratio Requirements contained in
Section 3.22 of the Loan Agreement so long as the Company's Funded Debt to EBITDA Ratio on September 30,2001, calculated on three-month trailing basis, shall not exceed 26 to 1; such Ratio on December 31. 2001, calculated on a six-month trailing basis, shall not exceed 10 to 1; such Ratio on March 31, 2001, calculated on a nine-month trailing basis, shall not exceed 5.8 to 1; and such Ratio for all quarters ending thereafter, calculated on a twelve-month trailing basis, shall not exceed 4.5 to 1.

         3. FMC hereby consents that there shall not deemed to exist an Event of Default under the Debt Service Coverage Ratio Requirements of Section
3.23 of the Loan Agreement so long as the Company permits its Debt Service Coverage Ratio on September 30, 2001, calculated on a three-month trailing basis, to be no less then .80 to 1; such Ratio on December 31, 2001, calculated on a six-month trailing basis, to be no less then .90 to I; such Ratio on March 31, 2002, calculated on a nine-month trailing basis to be no less than 1.2 to 1; and such Ratio for all quarters ending thereafter, calculated on a 12-month trailing basis, to be no less than 1.4 to 1.





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Cynthia Hunter
July 12, 2001
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FMC's waivers, consents, and agreements herein are expressly conditioned upon the Company's satisfaction of each of the Waiver Conditions.

Except as specifically waived hereby, the Loan Agreements and other entered into, executed or delivered in connection therewith (collectively, the "Loan Documents") shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this limited waiver and consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the undersigned under the Loan Documents. Without limiting the generality of the foregoing, the waiver set forth above shall be limited precisely as set forth above, and nothing in this limited waiver and consent shall be deemed (i) to constitute a waiver of compliance by Borrower with respect to any other provision of the Loan Agreement or other Loan Documents, or (ii) to prejudice any right or remedy that the undersigned may now have in the future under or in connection with the Loan Agreement or any other Loan Documents.

If you have any questions, please do not hesitate to contact me.


                                    Very truly yours,


                                    /s/ Myles MacDonald

                                    Myles MacDonald
                                    Vice president